Exhibit 99.1


                             Joint Filer Information


Pursuant to General Instruction 5(b)(v) to Form 3, the following additional reporting persons are covered by this joint filing:

            Liberation Investment Group, LLC
            11766 Wilshire Blvd., Suite #870
            Los Angeles, CA 90025

            Liberation Investments, L.P.
            11766 Wilshire Blvd., Suite #870
            Los Angeles, CA 90025

            Liberations Investments, Ltd.
            P.O. Box 31106 SMB Corp Centre
            West Bay Road
            Grand Cayman, Cayman Islands


Designated Filer:                     Emanuel R. Pearlman
Issuer and Ticker Symbol:             Bally Total Fitness Holding Corp. [BFT]
Date of Event Requiring Statement:    May 4, 2005